UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 3, 2004


                                NUTEK OIL, INC.
              (Exact name of Registrant as specified in charter)


         Nevada                    0-50732              74-2949620
(State or other jurisdiction      (Commission          (I.R.S. Employer
       of incorporation)          File Number)       Identification)

            6330 McLeod Drive, Suite 1, Las Vegas, NV        89120
           (Address of principal executive offices)       (Zip Code)

      Registrant's telephone number, including area code:  (702) 262-2061


SECTION 5.   CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 2, 2004, there was a special meeting of the majority of the Board of Directors in which the Board voted to remove Charles Snipes as Board Member of the Company. Shareholders representing a majority ownership in the company consented and approved this action.

On November 2, 2004, there was a special meeting of the majority of the Board of Directors in which the Board approved the appointment of Conrad Humbke as Board Member of the Company. Shareholders representing a majority ownership in the company consented and approved this action.

Pursuant to information required by Item 404(a) of Regulation S-B, as applicable (17 CFR 228.404(a)), there are no transactions during the last two years, or proposed transactions to which Nutek Oil, Inc was or is the party, in which Conrad Humbke has or is to have a direct or indirect material interest.

                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2004

               Nutek Oil, Inc.

               By: /s/ Murray N. Conradie
               -----------------------------
               Murray N. Conradie, Chief Executive Officer